Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Sarah Olsen, hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	The Quarterly Report on Form 10-Q of TON Strategy Company for the quarterly period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of TON Strategy Company as of the dates and for the periods presented.

August 11, 2026

/s/ Sarah Olsen
Sarah Olsen
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer